EFFECTIVE MANAGEMENT SYSTEMS, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT

     THIS NONSTATUTORY STOCK OPTION AGREEMENT (this "Stock Option Agreement"), dated as of this 1st day of February, 1999, by and between Effective Management Systems, Inc., a Wisconsin corporation (the "Company"), and ______________________ (the "Optionee").

                              W I T N E S S E T H:

     WHEREAS, in recognition of the Optionee's service as a non-employee director of the Company, the Board of Directors has deemed it appropriate to grant the Optionee an option to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock"); and

     WHEREAS, the parties deem it appropriate to memorialize the grant of such option.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

     1. Grant of Option. Subject to the terms and conditions of this Stock Option Agreement, the Company hereby grants to the Optionee an option (the "Option") to purchase from the Company all or any part of the aggregate amount of ______________ shares of Common Stock (the "Optioned Shares"). The Option is intended to constitute a nonstatutory stock option and shall not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     2. Option Price. The price to be paid for the Optioned Shares shall be $1-7/16 per share.

     3. Exercisability and Termination of Option.

     a. The Option shall vest and become exercisable, but only during the time that the Optionee is serving as a director of the Company, as to 30% of the Optioned Shares immediately, as to an additional 30% after one calendar year has elapsed from the date of this Stock Option Agreement, and as to the final 40% after the second calendar year has elapsed from the date of this Stock Option Agreement; provided, however, that if the Optionee ceases to be a director of the Company by reason of death, disability, or retirement within two calendar years after the date of this Stock Option Agreement or in the event of a Change in Control (as defined in Section 3.b below), the Option shall become immediately exercisable in full. The Option shall terminate on the earlier of:
(i) February 1, 2009; (ii) six months after the Optionee ceases to be a director of the Company by reason of death; or (iii) three months after the Optionee ceases to be a director of the Company for any reason other than death.

     b. A "Change in Control" shall be deemed to have occurred if the events set forth in any one of the following paragraphs shall have occurred:

          i. any "Person" (as such term is defined in section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in sections 13(d) and 14(d) thereof), other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of Common Stock in the Company ("Excluded Persons"), is or becomes the "Beneficial Owner" (as defined in rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's the outstanding voting securities; or

          ii. the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities; or

          iii. the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     4. Manner of Exercise and Payment. Subject to the provisions of Paragraph 3 hereof, the Option may be exercised in full at any time or in part from time to time by

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

delivery to the Assistant Secretary of the Company at the Company's principal office in Milwaukee, Wisconsin, of a written notice of exercise specifying the number of shares with respect to which the Option is being exercised. The notice of exercise must be accompanied by full payment of the option price of the shares being purchased: (i) in cash or its equivalent; (ii) by tendering previously acquired shares of Common Stock (valued at their fair market value as of the date of exercise as determined in the manner as provided by the Board of Directors); or (iii) by any combination of the means of payment set forth in subparagraphs (i) and (ii). For purposes of subparagraphs (ii) and (iii) above, the term "previously acquired shares of Common Stock" shall only include Common Stock owned by the Optionee prior to the exercise of the Option and shall not include shares of Common Stock which are being acquired pursuant to the exercise of the Option. No Optioned Shares shall be issued until full payment therefor has been made.

     5. Nontransferability of the Option. The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution. The Option may be exercised during the life of the Optionee only by the Optionee or the Optionee's guardian or legal representative.

     6. Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to the Optionee (whether payable as director's fees, bonus or other compensation) such amount as may be required for the purpose of satisfying any obligation the Company may have to withhold federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Optionee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

     7. Capital Adjustments Affecting the Common Stock. In the event of a capital adjustment resulting from a stock dividend (other than a stock dividend in lieu of an ordinary cash dividend), stock split, reorganization, spin-off, split-up or distribution of assets to shareholders, recapitalization, merger, consolidation, combination or exchange of shares or the like, the number of shares of Common Stock subject to the Option shall be adjusted in a manner consistent with such capital adjustment; provided, however, that no such adjustment shall require the Company to sell any fractional shares and the adjustment shall be limited accordingly. The price of any shares under the Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of the Option. The determination of the Board of Directors of the Company as to any adjustment shall be final.

     8. Representation by the Optionee. By execution of this Stock Option Agreement, the Optionee represents to the Company that his acquisition of Optioned Shares upon exercise of the Option will be for investment purposes only for his own account and not with a view to resell or otherwise distribute such shares. The Optionee acknowledges that the issuance of Optioned Shares upon exercise of the Option will not be registered under the Securities Act of 1933, as amended, or under any state securities laws, and that such shares cannot be resold or otherwise transferred unless registered under said Act and laws or unless an exemption from registration is available. The Optionee further acknowledges that the certificate or certificate representing the Optioned Shares acquired upon exercise of the Option shall bear the following legend:

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

          "The shares of common stock of Effective Management Systems, Inc. represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and such shares may not be resold or otherwise transferred unless registered under said Act and laws or unless an exemption from registration is available."

     9. Status of Optionee. The Optionee shall have no rights as a shareholder with respect to Optioned Shares covered by the Option until the date of issuance of stock certificates to the Optionee and only after such shares are fully paid. The Option shall not confer upon the Optionee the right to continue as a director of the Company.

     10. Powers of the Company Not Affected. The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or any dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

     11. Interpretation by the Board of Directors. As a condition of the granting of the Option, the Optionee agrees, for himself and his legal representatives or guardians, that this Stock Option Agreement shall be interpreted by the Board of Directors and that any interpretation by the Board of the terms of this Stock Option Agreement and any determination made by the Board pursuant to this Stock Option Agreement shall be final, binding and conclusive.

     12. Requirements of Law. The grant of the Option and the issuance of Optioned Shares pursuant to this Stock Option Agreement are subject to all applicable laws, statutes, rules and regulations.

     13. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

     14. Amendment. This Stock Option Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the parties hereto.

     15. Severability. The parties agree that if any provision of this Stock Option Agreement shall under any circumstances be deemed invalid or inoperative, this Stock Option Agreement shall be construed with the invalid or inoperative provision or provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

     16. Entire Agreement. This Stock Option Agreement evidences the entire agreement between the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided herein other than those set forth herein.

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

     17. Headings. The headings for the paragraphs of this Stock Option Agreement are inserted for convenience only and shall not constitute a part of this Stock Option Agreement.

     IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be executed by its duly authorized officers and its corporate seal to be hereunto affixed, and the Optionee has hereunto affixed his hand and seal as of the day and year first above written.

                                  EFFECTIVE MANAGEMENT SYSTEMS, INC.



                                  By: _________________________________
[SEAL]
                                  Attest: _____________________________



                                  _____________________________________ [SEAL]

                                  _________________, Optionee


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